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                                                                   EXHIBIT 10.46

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of March 15,1996, by and between Genome Therapeutics Corp. (hereinafter called the "Corporation"), a Massachusetts Corporation, and Robert J. Hennessey, an individual with a residence in Fairfield, Connecticut (hereinafter called the "Executive");

                                WlTNESSETH THAT:

         WHEREAS, the Corporation desires to employ the Executive as its Chairman, President and Chief Executive Officer; and

         WHEREAS, the Executive desires to accept such employment offered by the Corporation;

         NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1.       EMPLOYMENT AND TERM.

                  (a) EMPLOYMENT. The Corporation hereby offers to employ the Executive as the the Chairman, President and Chief Executive Officer of the Corporation, and the Executive here by accepts such employment, for the term set forth In Paragraph 1(b).

                  (b) TERM. The term of the Executive's employment under this Agreement shall commence on March 15, 1996 and end on March 14, 1998 subject to earlier expiration of such term as provided in Paragraph 7. The term of this Agreement shall be extended automatically as of March 14, 1998 and each annual anniversary date thereof unless, no later than ninety (90) days prior to any such renewal date, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other, in accordance with Paragraph 12, that the term of this Agreement shall not be so extended. The termination of the employment of the Executive by reason of the giving of the notice contemplated by the foregoing sentence by either party shall be deemed for all purposes of this Agreement as a termination of employment by reason of the expiration of the term of this Agreement and not a termination by reason of the conduct of a party.

         2. DUTIES. During the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as Chairman, President and Chief Executive Officer of the Corporation and shall report directly to the Board. The Executive shall have all powers and duties consistent



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with such positions including the power to be the principal decision maker for the Corporation, subject to the direction of the Board. The Executive shall devote substantially his entire time during normal business hours (reasonable sick leave and vacations excepted) and best reasonable efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder; provided, however, that the Corporation acknowledges that the Executive may be required to spend one working day per month thereafter during the term of this Agreement on matters unrelated to the business and affairs of the Corporation. Time and efforts devoted to membership on boards of other corporations shall be deemed time and efforts fulfilling the Executive's duties hereunder and not unrelated to the business and affairs of the Corporation.

         3. EXECUTIVE COVENANTS. In order to induce the Corporation to enter into this Agreement, the Executive hereby agrees as follows:

                  (a) CONFIDENTIALITY. Except for and on behalf of the Corporation with the consent of or as directed by the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets or other confidential information regarding the Corporation and its subsidiaries which has not otherwise become public knowledge; PROVIDED, HOWEVER, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to parties retained to perform services for the Corporation or its subsidiaries, or
(ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Corporation or its subsidiaries, or (iii) as may be required by law.

                  (b) RECORDS. All papers, books and records of every kind and description relating to the business and affairs of the Corporation and its subsidiaries, whether or not prepared by the Executive, other than personal notes and files prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Corporation, and the executive shall, at the expense of the Corporation, surrender them to the Corporation at any time upon request by the Board.

         4.       SALARY.

                  (a) BASE SALARY. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of at least $260,000 per year, payable in substantially equal installments in accordance with the Corporation's regular payroll practices. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

                  (b) SALARY INCREASES. During the period of employment as provided in Paragraph 1(b)





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hereof, the base salary of the Executive shall be annually reviewed by the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purpose of Paragraph 4(a). For each year beginning after December 31, 1996, the base salary of the Executive shall be increased by a minimum amount equal to (i) the Executive's base salary for the preceding year multiplied by (ii) the percentage increase if any in the Consumer Price Index - Boston Region and the base salary of the Executive as so increased shall constitute the base salary of the Executive for the purposes of Paragraph
4 (a).

         5. BONUS. For each calendar year during the term of employment as provided in Paragraph 1(b), commencing with calendar year 1996, the Executive shall be eligible to receive a bonus based on the Corporation's achievement of enhanced share value and certain operating and financial goals in such year. Such annual operating and financial goals and the amount of such bonus, if any, shall be determined by the Board, with a target range of 25-50% of base salary. The Corporation acknowledges that the Board has approved a bonus of $50,000 for the year ending March 16, 1996 and the Corporation does hereby agree to pay the same in full on that date.

         6. OTHER BENEFITS. In addition to the base salary to be paid to the Executive pursuant to Paragraph 4 and the bonuses which may be paid to the Executive pursuant to Paragraph 5, the Executive shall also be entitled to the following;

                  (a)      STOCK OPTIONS. (i) The Corporation acknowledges that
(x) the Board on December 21, 1995 awarded the Executive, subject to shareholder approval, stock options covering an aggregate of 300,000 shares of Common Stock $.01 par value, of the Corporation ("Common Stock") and (y) such award was approved by all requisite action at a special meeting of shareholders of the Corporation held on February 16, 1996. In each calendar year during the term of this Agreement these options shall vest and become exercisable in the maximum amount that can vest and become exercisable and also qualify as an Incentive Stock Option ("Incentive Stock Options") as defined in Section 422(b) of the Internal Revenue Code of l986, as amended (the "Code"). These options are intended to qualify as Incentive Stock Options and shall be deemed to have been granted under the 1995 Stock Option Plan of the Corporation and shall be governed by the terms and provisions of such plan except as inconsistent with the terms and provision of this Agreement in which event the terms and provisions of this Agreement shall govern and control to the extent such terms and provisions do not adversely affect the status of such options as Incentive Stock Option. The options granted hereunder not qualifying as Incentive Stock Option shall be nonqualified options not granted under any plan of the Corporation.

         The options once vested shall remain exercisable until the tenth (10th) anniversary of the




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date of grant except as provided in Paragraph 6 (v) and will be non-transferable inter vivos except to or for the benefit of members of the Executive's immediate family and will be transferable upon the Executive's death by will or other testamentary disposition or by any applicable statute in the event of intestacy. The Executive's immediate family shall mean and include the Executive and his spouse, their issue, their parents, their siblings, the descendants of their siblings and the spouse of each of the foregoing. The nonqualified options shall vest on December 21, 2000 (the "Normal Vesting Date"); PROVIDED, HOWEVER, that the vesting of such option may be accelerated as follows: (x) 75,000 of the nonqualified options will become fully vested at such times as average Per Share Closing Price of the Common Stock for ten trading days during a period of twenty consecutive trading days equals or exceed $10.25 (the "First Accelerated Vesting Date"), (y) 100,000 of the nonqualified options will become fully vested at such times as average Per Share Closing Price of the Common Stock for ten trading days during a period of twenty consecutive trading days equals or exceed $12.25 (the "Second Accelerated Vesting Date") and (z) 125,000 of the nonqualified options will become fully vested at such times as average Per Share Closing
Price of the Common Stock for ten trading days during a period of twenty consecutive trading days equals or exceed $14.25 (the "Third Accelerated Vesting Date"). The per share exercise price of each of the foregoing options shall be $8.87, the fair market value of the Common Stock on the date of grant, to wit, December 21, 1995. At the option of the Executive, all or any portion of the exercise price of any option may be paid by surrendering options for cancellation in which event the Executive will receive credit against the exercise price of options to be exercised in the amount of the difference between the exercise price of the option so surrendered and the then Per Share Closing Price of the shares subject to the surrendered options.

         (ii) Except as otherwise provided in clauses (iii) and (v) below, the Executive must be employed by the Corporation on the First Accelerated Vesting Date, Second Accelerated Vesting Date and Third Accelerated Vesting Date in order to be entitled to thereafter exercise the respective options which have become fully vested on such dates. The Executive need not be employed by the Corporation on the Normal Vesting Date to be entitled to thereafter exercise the options which have become fully vested on such date.

         (iii) Notwithstanding the foregoing, the options shall be fully vested and be immediately exercisable upon the occurrence of a Change in Control (as defined in Paragraph 10(b)).

         (iv) For purposes of this Paragraph 6(a), "average Per Share Closing Price" shall mean the average of the high and low prices of the Common Stock on the National Association of Securities Dealers' Automated Quotation (National Market) System as reported in the WALL STREET JOURNAL - EASTERN EDITION.

         (v) In the event the Executive's employment with the Corporation terminates because the Corporation discharges him for Cause pursuant to Paragraph 7(b) or the Executive resigns



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without Good Reason pursuant to Paragraph 7(c), then the Executive shall have at least three (3) months following the Date of Termination (as defined in Paragraph 7(d)) to exercise all or any portion of the options described in Paragraph 6(a) and all other options heretofore granted to the Executive by the Corporation that have become fully vested prior to the Date of Termination (or such longer period as may be determined by the Board). In the event the Executive's employment with the Corporation terminates because the Corporation discharges him without Cause pursuant to Paragraph 7(b) or the Executive resigns with Good Reason pursuant to Paragraph 7(c), then all options described in Paragraph 6(a) and all other options heretofore granted to the Executive by the Corporation which have not previously vested, if any, shall become fully vested and the Executive or his permitted transferees may exercise all or any portion of such options at any time prior to ten (10) years from the respective dates of grant. In the event the Executive's employment with the Corporation terminates because of the expiration of the term of this agreement, the death or disability of the Executive or any other reason not contemplated by the preceding two sentences of this Paragraph 6 (v), then all or any portion of all options described in Paragraph 6(a) and all other options heretofore granted to the Executive by the Corporation that have become fully vested prior to the Date of Termination (or such longer period as may be determined by the Board) and options, if any, which become exercisable on the Normal Vesting Date shall be exercisable by the Executive or his permitted transferees at any time prior to ten (10) years from the respective dates of grant except that options, if any, which become exercisable on the Normal Vesting Date shall not be exercisable until such date.

         (vi) The number of Shares of Common Stock covered by the options described in clause (i) above and the exercise price shall be appropriately adjusted to reflect any stock split, stock dividend or other similar recapitalization effected by the Corporation after the date of this Agreement.

         (vii) Reference is made a certain employment agreement made and entered into as of February 28, 1992 by and between the Corporation pursuant to which the Corporation has previously granted the Executive options covering 1,600,000 shares of Common Stock. The Corporation acknowledges that the options previously granted to the Executive are fully vested and currently exercisable at an exercise price of $1.625 per share. The parties agree that the terms and conditions of the options previously granted to the Executive are hereby amended to the extent necessary so that the terms and conditions of this Agreement which are not expressly made applicable to the options previously granted to the Executive are the same as the terms and conditions of options granted under this Agreement except that (x) none of the vesting provisions of this Agreement shall apply to the options previously granted to the Executive, (y) the exercise price of the options previously granted to the Executive shall be $1.625 per share, and (z) any period calculated by reference to date of grant in this Agreement with respect to the options previously granted to the Executive shall be calculated from February 28, 1993.

         (viii) "Registrable Shares" shall mean the shares of Common Stock issuable upon exercise of the options described in clause (i) above as well as the shares of Common Stock




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issuable upon exercise of the options previously granted to the Executive. The
Corporation covenants and agrees with the Executive that it will, as soon as reasonably practicable but not later than the expiration of the "lockup period" for the currently contemplated registered offering of Common Shares, register the Registrable Shares not previously registered under the Securities Act of 1933, as amended (the "Securities Act"). Thereafter and during the period the Executive is employed by the Corporation and for a period of one (1) year thereafter if such employment was terminated by the Corporation other than for Cause or by the Executive for Good Reason or by the expiration of the term of this Agreement, the Corporation shall file such amendments and supplements and take such other action as may be reasonably necessary to keep a prospectus current and available for use by the Executive to dispose of Registrable Shares in the manner determined by him from time to time which shall include, but not be limited to, an underwritten public offering. Thereafter for a period ending upon the earlier to occur of (x) the date upon which the Executive and all permitted transferees owns Registrable Shares having in the aggregate a then market value of less than $500,000 as determined from the then average Per Share Closing Price or (y) the expiration of seven (7) years from the date hereof, the Executive and each permitted assignee shall have unlimited "piggy back" registration rights on any form appropriate for a secondary distribution and one "demand" registration right. The "demand" right shall be exercisable by the Executive or, in the event of his death, by permitted transferees holding at least 51% of the shares sought to be registered. The Corporation will comply with applicable state securities laws except that the Corporation shall not be required to qualify to do business in any jurisdiction where it is not already so qualified. The Corporation will pay the costs of the foregoing except underwriting discounts and commissions and the fees of counsel to the Executive and permitted transferees, if any. For so long as the Executive or any permitted transferee holds any Registrable Shares, and with a view to making available to the Executive the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a sale of securities of the Corporation to the public without registration, the Corporation agrees that if and when it shall otherwise be required to file reports under the Securities Exchange Act of 1934 (the "Exchange Act") to use its best efforts to (i) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Corporation under the Exchange Act; and (ii) furnish to the Executive or permitted transferee so long as such the Executive or permitted transferee owns any Registrable Shares upon request at any time a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing the Executive or permitted transferee of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         (ix) Upon request of the Executive from time to time the Board will consider authorizing loans from the Corporation to the Executive for the purpose of enabling the Executive to exercise options and retain the underlying stock.



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                  (b)      PARTICIPATION IN BENEFIT PLANS. The Executive shall
be entitled to participate in various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements of the Corporation to the extent the senior executives of the Corporation generally are eligible for participation under the terms of such plans, programs and arrangements.

                  (c) EXPENSE REIMBURSEMENT. The Corporation shall reimburse the Executive, upon the proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

                  (d) VACATION AND HOLIDAYS. The Executive shall be entitled to six (6) weeks of vacation during each year of this Agreement, or such greater period as the Board shall approve, and to paid holidays given by the Corporation to its senior executives generally, without reduction in salary or other benefits.

                  (e) MEDICAL EXAM. The Corporation will pay for an annual comprehensive medical exam (and appropriate diagnostics) for the Executive.

                  (f) REIMBURSEMENT. The Corporation shall reimburse the Executive, upon proper accounting, for reasonable expenses incurred by him in the course of relocating to the Boston, Massachusetts area. The Corporation shall reimburse the Executive for tax, legal and other professional services obtained in connection with the review of the terms of this Agreement up to $2,500. In addition, the Corporation shall reimburse the Executive for professional services in connection with financial planning up to $7,500 annually.

         7. TERMINATION. Unless earlier terminated in accordance with the provisions of this Paragraph 7 or of Paragraph 10, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and in Paragraph 8 hereof are defined in Paragraph 7(d) below.

                  (a) DEATH OR DISABILITY. Except as set forth in Paragraph 10 and to the extent otherwise provided in Paragraph 8(b) with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. In the event of the Executive's death his heirs or estate shall be paid pro rata bonus entitlement. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement and (ii) the date that a reputable physician selected jointly by the Board and the Executive (or if the Executive is clearly unqualified to make such selection, the person then authorized to make health care decisions for the Executive or, if none, the Executive's spouse)




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determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any questions arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to a medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 12, the Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Board to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Executive under Paragraph 4, hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Corporation.

                  (b) DISCHARGE FOR CAUSE OR RESIGNATION FOR GOOD REASON. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause and the Executive may resign from his employment hereunder for Good Reason. Except to the extent otherwise provided in Paragraph 8(a) (in the case of a discharge for Cause) or Paragraph 8(c) (in the case of a resignation for Good Reason) with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause or resigns for Good Reason. Any discharge of the Executive by the Board for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of Termination to the Executive (in the case of discharge) or the Board (in the case of resignation) given in accordance with Paragraph 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) specifies the termination date (which date shall in all events be no less than thirty (30) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose, finding that, in the opinion of the Board, the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

                  (c) TERMINATION FOR OTHER REASONS. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 12 at least one hundred and twenty (120) days prior to the Date of Termination. The Executive may resign from his employment without Good Reason by giving written notice to the Corporation in accordance with Paragraph 12 at least sixty (60) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraphs 6(a)v and 8(a) or Paragraphs 8(c) and 10, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns without Good Reason.



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                  (d)      DEFINITIONS. For purposes of this Paragraph 7 and
Paragraphs 8 and 10 hereof, the following capitalized terms shall have the meanings set forth below:

         (i) "ACCRUED OBLIGATIONS" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 4 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 7(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned.

         (ii) "CAUSE" shall mean any of the following: (A) any demonstrable act of willful misconduct by the Executive in the performance of his duties or obligations to the Corporation, which shall not include any exercise of business judgment in good faith, or (B) conviction of the Executive of a felony involving the personal dishonesty of the Executive, or (C) a material act of dishonesty or breach of trust on the part of the Executive resulting or intended to result directly or indirectly in material personal gain or enrichment at the expense of the Corporation.

         (iii) "DATE OF TERMINATION" shall mean (A) in the event of a discharge of the Executive by the Board for Cause or a resignation by the Executive for Good Reason, the date the Executive (in the case of discharge) or the Board (in the case of resignation) receives of a Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive without Good Reason, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation) which date shall be no less than thirty (30) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination (or, if later, six (6) months from the date the Executive's disability began).

         (iv) "GOOD REASON" shall mean any of the following: (A) the assignment of the Executive of any duties inconsistent in any material respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices and titles), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Corporation which results in a material diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied by the Corporation; (B) a Change in Control; or (C) any failure by the Corporation to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is promptly remedied by the Corporation.

         8.       OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

                  (a) DISCHARGE FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. In the event of a discharge of the Executive for Cause pursuant to Paragraph 7(b) or resignation by the Executive without Good Reason pursuant to Paragraph 7(c):

         (i) the Corporation shall pay to the Executive all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; and

         (ii) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation in such manner and at such time as are provided under the terms of such plans and arrangements; and

         (iii) except as otherwise provided by law, all other obligations of the Corporation hereunder shall cease forthwith.

                  (b) DEATH OR DISABILITY. (i) In the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the death or disability of the Executive, the Corporation shall pay all Accrued Obligations to the Executive, or to this heirs or estate in the event of the Executive's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

         (ii) In the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the disability of the Executive, the Corporation shall continue to pay to the Executive, for a period of twelve (12) months fro the Date of Termination, reduced dollar-for-dollar by the amount of any disability benefits paid to the Executive in accordance with any disability policy or program of the Corporation, without duplication of any such reduction pursuant to Paragraph 7(a), (A) the Executive's base salary in effect on the Date of Termination as determined under Paragraph 4; and (B) all amounts and provide all other benefits to which Executive would have been entitled as if he had continued to be employed by the Corporation for such 12 month period; and

         (iii) In the event this Agreement is terminated pursuant to Paragraph 7(a) by reason of the death or disability of the Executive, the Executive, or his beneficiary, heirs or estate in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation in such manner and at such time as are provided under the terms of such plans and arrangements; and

         (iv) In the event this Agreement is terminated pursuant to Paragraph 7(a) by reason of the death or disability of the Executive, except as otherwise provided by law, all other obligations of the Corporation hereunder shall cease forthwith.

                  (c) DISCHARGE WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. In the event that the Executive is discharged other than for Cause or the Executive resigns with Good Reason pursuant to Paragraph 7(b).

         (i) the Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

         (ii) for the greater of twelve (12) months after the Date of Termination or the then- remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph 1(b)), the Corporation shall continue to pay the Executive (A) the Executive's salary in effect on the Date of Termination as determined under Paragraph 4; and (B) all bonus entitlement amounts and provide all other benefits set forth in Paragraphs 5 and 6 to which Executive would have been entitled as if he had continued to be employed by the Corporation for such period of twelve (12) months or the remaining term of this Agreement; and

         (iii) the Executive shall be entitled to receive all benefits accrued by him as of the termination of the period specified in clause (ii) above under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation in such manner and at such time as are provided under the terms of such plans; and

         (iv) except as otherwise provided by law, all other obligations of the Corporation hereunder shall cease forthwith.

         9. NON-COMPETITION. The Executive agrees that (a) during the terms of his employment hereunder (b) for a period of twelve (12) months following the date of Termination in the event that the Executive is discharged other than for Cause or the Executive resigns with good Reason pursuant to Paragraph 7(b), (c) for a period of three (3) months following the Date of Termination in the event that the Executive is discharged for Cause, and (d) for a period of twelve (12) months following the Date of Termination in the event that the Executive resigns without Good Reason, he will not, directly or indirectly (a) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which is the same, engaged in the business of gene mapping, gene sequencing, or other such gene research related enterprise, or otherwise competes with, any business, venture or activity being conducted at the Date of Termination by the Corporation, or by any group, division or subsidiary of the Corporation, in any areas where such business is being conducted at the Date of Termination, or (b) recruit or otherwise seek to induce any employees of the Corporation or any of its subsidiaries to terminate their employment or violate any agreement with or duty to the Corporation or any of its subsidiaries. It is understood and agreed that, for the purposes of the foregoing provisions of this Paragraph 9, (i) no business, venture or activity shall be deemed to be a business, venture or activity conducted by the Corporation or any group, division or Subsidiary of the Corporation, unless not less than 20% of the Corporation's consolidated assets are devoted to, such business, venture or activity; and (ii) no business, venture or activity conducted by any entity by which the Executive is employed or in which he is interested or with which he is connected or associated shall be deemed competitive any business, venture or activity conducted by the Corporation unless it is one from which 20% or more of its consolidated assets are devoted. Furthermore, ownership of stock not to exceed 2% of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Paragraph 9.

         10. CHANGE IN CONTROL. (a) In the event that the Executive's employment is terminated by the Corporation within 12 months following a Change in Control (as hereinafter defined) for any reason other than Cause, the Corporation will continue all the Executive's benefits for a period of two (2) years and pay the Executive, in lieu of any other payments provided in this Agreement, a lump sum cash payment, payable within 30 days of his termination, equal to the sum of (A) twice the amount of the base salary and bonus paid to the Executive for the calendar year preceding the year in which the Change in Control occurs, and (B) all Accrued Obligations to the Executive.

                  (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if and when:

         (i) the Corporation executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Corporation shall be controlled by another corporation or other entity; PROVIDED, HOWEVER, for purposes of this clause (i) that (A) if such an agreement requires as a condition precedent approval by the Corporation's shareholders of the agreement or transaction, a Change in Control shall not be deemed to have taken place unless and until such approval is secured and, (B) if the voting shareholders of such other corporation or entity shall, immediately after such effective date, be substantially the same as the voting shareholders of the Corporation immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a "Change in Control;" or

         (ii) any "person" (as such term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of securities of the Corporation represent 35% or more of the votes that could then be cast in an election for members of the Corporation's Board; or

         (iii) during any period of 24 consecutive months, commencing after the effective date of this Agreement, individuals who at the beginning of such 24-monthly period were directors of the Corporation shall cease to constitute at least a majority of the Corporation's Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of (A) the directors then in office who were directors at the beginning of the 24-month period, or (B) the directors specified in clause (A) plus directors whose election has been so approved by directors specified in clause (A).

                  (c) Upon the occurrence of any breach by the Corporation of this Agreement within the meaning of Paragraph 10(d), below, the Executive may give the Corporation written notice of his intention to resign effective the 30th day following the date of such notice. If the corporation does not fully remedy such breach within 15 days of the date of such notice, the Executive's resignation will become effective on such 30th day. If the Executive resigns in accordance with this paragraph, his employment will be deemed to have been terminated by the Corporation for reasons other than Cause (and he will be deemed to have offered to continue to provide services to the Corporation), and he will be entitled to all the payments and rights and benefits described in Paragraph 10(a).

                  (d) The following events are breaches by the Corporation of this Agreement within the meaning of this Paragraph 10(d):

         (i) any reduction of, or failure to pay, the Executive's base salary as described in Paragraph 4 above;

         (ii) any failure to provide the benefits required by Paragraph 6 above;

         (iii) the assignment to the Executive of any duties inconsistent in any material respect with his position (including status, offices and titles), authority, duties or responsibilities as contemplated by Paragraph 2 above or any other action by the Corporation which results in a material diminution of such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith; and

         (iv) the relocation of the Corporation's principal executive offices, or any event that causes the Executive to have his principal place of work changed to any location outside the Greater Boston, Massachusetts, Metropolitan Area.

                  (e) If the Executive is dismissed by the Corporation for Cause, he will not be entitled to any of the payments or benefits provided under Paragraph 10(a) above.

                  (f) Termination of employment due to the death or disability of the Executive will not be considered at termination for purposes of this Paragraph 10.

                  (g) If the Executive dies following a termination of employment which entitled him to benefits under this Paragraph 10 but prior to receipt of all such benefits, his beneficiary (as designated to the Corporation in writing) or, if none, his estate, will be entitled to receive all unpaid amounts due hereunder.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation", for purposes of this Agreement.

         12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      if to the Board or the Corporation to:

                           Genome Therapeutics Corp.
                           100 Beaver Street
                           Waltham, Massachusetts 02154-8440

                  (b)      to the Executive, to:

                           Robert J. Hennessey
                           550 Wellington Drive
                           Fairfield, Connecticut 06430

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         13. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         14. Execution in Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         15. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of The Commonwealth of Massachusetts, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of The Commonwealth of Massachusetts, other than the conflict of laws provisions of such laws.

         16. NO MITIGATION REQUIRED. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or otherwise after the Date of Termination.

         17. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

         18. PRIOR UNDERSTANDINGS. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                             GENOME THERAPEUTICS CORP.


---------------------               By:
                                        -------------------------------
                                        Chairman Compensation Committee
                                        of the Board


                                    EXECUTIVE



                                    ----------------------------------
                                    Robert J. Hennessey